Exhibit 5.1
[Kirkland & Ellis LLP Letterhead]
August 23, 2005
Valor Communications Group, Inc.
201 E. John Carpenter Freeway, Suite 200
Irving, Texas 75062
Re:	Shares of Common Stock, $0.0001 par value
Ladies and Gentlemen:
          We are acting as special counsel to Valor Communications Group, Inc., a Delaware corporation (the “Registrant”), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form S-8 (the “Registration Statement”) pertaining to the registration of the proposed issuance of up to 485,724 shares and the proposed resale of up to 7,760 shares (collectively, the “Shares”) of the Registrant’s Common Stock, $.0001 par value per share (the “Common Stock”), that may be issued or have been issued pursuant to the Registrant’s 2005 Long-Term Incentive Plan (“LTIP”).
          This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).
          We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) Restated Certificate of Incorporation and the Bylaws of the Registrant, each as amended to the date hereof; and (ii) certain resolutions adopted by the Board of Directors of the Registrant; (iii) specimen certificates representing the Common Stock; (iv) the LTIP; (v) the form of option agreement between the Registrant and the employees; and (vi) the form of restricted stock grants between the Registrant and the employees. In addition, we have made such other and further investigations as we have deemed necessary to enable us to express the opinions hereinafter set forth.
          Based upon the foregoing and other legal matters we deemed relevant, and subject to the qualifications set forth below, we are of the opinion that when the Shares have been issued, sold and paid for in accordance with the terms and conditions of the LTIP, the shares will be validly issued, fully paid and nonassessable.
          For purposes of this opinion, we have with your permission made the following assumptions, in each case without independent verification: (i) the authenticity of all documents submitted to us as originals, (ii) the conformity to the originals of all documents submitted to us

Valor Communications Group, Inc.
August 23, 2005

as copies, (iii) the authenticity of the originals of all documents submitted to us as copies, (iv) the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, (v) the authority of such persons signing all documents on behalf of the parties thereto and (vi) the due authorization, execution and delivery of all documents by the parties thereto. We have further assumed that each of the option agreements and restricted stock grants to be entered into between the Company and the employees, directors and other service providers receiving under the LTIP will conform to the form of agreement examined by us. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.
          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations promulgated thereunder.
          We do not find it necessary for purposes of this opinion to cover, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the offering and sale of the Common Stock.
          This opinion shall be limited to the General Corporation Law of the State of Delaware.
          This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Very truly yours,
/s/ Kirkland & Ellis LLP
KIRKLAND & ELLIS LLP